EXHIBIT 99.1

Ohio Legacy Corp Announces Third Quarter Results

    WOOSTER, Ohio--(BUSINESS WIRE)--Nov. 5, 2004--Ohio Legacy Corp (Nasdaq:OLCB), the parent of Ohio Legacy Bank, N.A., today reported net earnings for the three months ended September 30, 2004, of $400,000 or $0.19 per share, compared to $125,000, or $0.06 per share, during the third quarter of 2003. At September 30, 2004, assets totaled $182.8 million.
    Key factors impacting the Company's results of operations during the three months ended September 30, 2004, are summarized below:

    -- Net income increased 77% from the second quarter of 2004 and 220% over the third quarter of 2003;

    -- Net interest income increased 11% over the second quarter of 2004 and 46% over the third quarter last year;

    -- Margin improved 24 basis points (bp) over the second quarter of 2004, driven by a 21 bp decline in our cost of funds due to significant maturities of high-costing certificates of deposit
        (CDs);

    -- The efficiency ratio improved over the second quarter and last year as increases in net interest margin and other income outweighed increases in noninterest expense;

    --  Annualized return on equity improved to 9.86%; and,

    -- The Bank's primary regulator terminated its regulatory order against the Bank, which previously placed significant restrictions on the Company's operations.

    Impact of branch acquisition - The following section includes forward-looking statements based on management's estimates. Actual results may differ materially from these expectations.
    The Bank purchased a full-service office in Wooster in late August 2004 and only one month of its impact is reported in the third quarter. This branch addition should improve customer service and attract new customers by providing another banking location in a thriving retail district. Deposits acquired in the purchase transaction totaled $15.3 million. The core deposit intangible asset acquired totaled $327,000. Amortization of this intangible was $9,000 during the third quarter. Additionally, the $10.6 million CD portfolio acquired was recorded at fair value. This resulted in an adjustment of $211,000, which will be amortized through interest expense over the life of the portfolio as a yield adjustment. Amortization of the fair value adjustment totaled $17,000 during the third quarter and lowered spread and margin by 4 bp.
    Amortization of both adjustments in the fourth quarter of 2004 should be $76,000. Management believes the quarterly noninterest expense impact of the branch, excluding intangible asset and fair value amortization, will be $100,000.

    Net Interest Income - During the three months ended September 30, 2004, net interest income increased to $1.5 million compared to $1.0 million during the third quarter of 2003, primarily as a result of a higher average balance of interest-earning assets and a shift in asset composition to higher yielding loans from securities. During the quarter ended September 30, 2004, average loans as a percent of average interest-earning assets was 76% compared to 69% during the third quarter of 2003. The shift in asset mix helped to offset a lower overall yield on assets.
    During the third quarter of 2004, interest rate spread increased to 3.21% compared to 2.72% in 2003 and 3.01% during the second quarter of 2004. Net interest margin increased to 3.52% in 2004 compared to 3.06% in the third quarter of 2003 and 3.28% during the second quarter of 2004.

    Noninterest Income - Excluding gains and losses on sales of securities, noninterest income increased $21,000, or 22% during the third quarter of 2004 compared to 2003. The Bank did not have a borrowing facility in place with the Federal Home Loan Bank until late 2003 and instead sold securities to fund loan growth in 2003. The increase in overdraft fees and other service charges on deposit accounts was due to higher volume of deposit customers and the related fees associated with those accounts in 2004.

    Noninterest Expense - Total noninterest expense increased 28% for the three months ended September 30, 2004, compared to the three months ending September 30, 2003, and 5% over the second quarter of 2004. The efficiency ratio improved to 71% during the third quarter of 2004 compared to 80% during the third quarter of 2003 and 75% during the second quarter of 2004. Annualized noninterest expense as a percent of average assets was 2.58% during the third quarter of 2004 compared to 2.54% during the third quarter of 2003 and 2.56% during the second quarter of 2004.
    Salaries and benefits were higher during the third quarter of 2004, reflecting a higher level of employment. The branch acquisition increased salaries and benefits by $15,000 during the third quarter and will add approximately $50,000 of compensation expense per quarter. Management expects salaries and benefits expense to continue to increase in 2005 as a number of sales and back office positions need to be filled in order to meet the Company's growth objectives, implement and monitor sections of the Sarbanes-Oxley Act of 2002 and to ensure safe and sound management of operational, credit and interest rate risks.
    Occupancy and equipment expense was higher in 2004 due to rent expense from the addition of an operations center in late 2003 and the branch acquisition in August 2004. These transactions also increased depreciation expense through related leasehold improvements. The Company is planning to launch another banking office in the Stark County Region in 2005, which will require capital expenditures and result in additional depreciation expense. The Company's current strategy is to launch or acquire at least one banking office each fiscal year.
    Data processing costs are higher in 2004 due to an increase in the volume of transactions and accounts resulting from the growth in our loan and deposit portfolios. Additional data processing expenses were incurred during the third quarter of 2004 in connection with the branch acquisition.

    Loans and Asset Quality - At September 30, 2004, the loan portfolio (excluding the allowance for loan losses) was $130.7 million, an increase of $20.8 million, or 19%, from December 31, 2003. The strongest increases during the nine months of 2004 came in the commercial real estate and residential real estate categories, with each increasing 38% and 16%, respectively. Demand for loans subsided during the third quarter of 2004 and a large construction project was completed and the related loan matured. The loan portfolio increased $1.3 million, net, during the third quarter of 2004. Nearly 59% of the growth in the residential real estate loan category during the first nine months of 2004 is attributable to commercial credits secured by residential real estate, which are mostly variable rate and currently yield 100 basis points higher than conventional owner-occupied residential real estate loans in the Bank's portfolio.
    At September 30, 2004, the allowance for loan losses was $1.3 million or 0.98% of total loans, an increase from $1.1 million, or 1.02% of loans at December 31, 2003. Nonperforming loans (nonaccrual and impaired loans) totaled $273,000, or 0.21% of total loans, compared to $154,000 at December 31, 2003. Annualized net charge-offs during the first nine months of 2004 equated to 0.15% of average loans during that period.

    Deposits - Deposits increased $19.1 million during 2004 to $142.2 million at September 30, 2004. Purchased deposits totaled $15.3 million. Organically, deposits increased $3.8 million during the first nine months of 2004 despite the loss of $8.0 million of CDs during June and August. Those balances were primarily part of a large pool of a single CD product that began to mature early in the second quarter of 2004. At September 30, 2004, approximately $1.6 million of this product remained in the CD portfolio. At December 31, 2003, this product totaled $27.1 million.
    Core deposits (checking and savings accounts) increased $400,000 during the third quarter of 2004 and by $8.0 million year to date. Excluding the core deposits acquired in the branch purchase, growth totaled $3.1 million during the first nine months of 2004. The increase in core deposit balances in 2004 has been driven by interest-bearing checking accounts. Organic growth in noninterest checking accounts this year has been offset by decreases in savings account balances. However, such a shift to lower-costing deposits serves to improve interest rate spread and margin.

    Regulatory Matters - On June 18, 2002, the Bank and its primary regulator, the OCC, entered into an agreement to address certain issues identified during the OCC's examination of the Bank in January 2002. While under the agreement, the Bank's average asset growth was restricted to no greater than 22% and the Bank was required to meet higher minimum capital requirements in addition to other regulatory restrictions. On October 1, 2004, the OCC terminated the agreement as the Bank was found to be materially in compliance with the agreement's requirements. As of that date, the Bank was no longer bound by the restrictions imposed by the OCC Agreement.

    ABOUT OHIO LEGACY CORP

    Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers though four full-service banking locations in Canton, Millersburg and Wooster, Ohio.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company's future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.


                           OHIO LEGACY CORP
                      CONSOLIDATED BALANCE SHEETS
            As of September 30, 2004, and December 31, 2003

                                           September 30, December 31,
                                               2004          2003
                                           ------------- -------------
                                            (unaudited)
ASSETS
Cash and due from banks                    $  4,020,858  $  4,370,383
Federal funds sold and interest-bearing
 deposits in financial institutions          10,735,371     3,814,436
                                           ------------- -------------
  Cash and cash equivalents                  14,756,229     8,184,819
Securities available for sale                32,872,940    38,054,644
Securities held to maturity (fair value of
 $649,423)                                      649,423             -
Loans, net                                  129,457,491   108,792,368
Federal bank stock                            1,366,950     1,039,200
Premises and equipment, net                   2,169,768     2,036,544
Other real estate owned                               -        70,000
Intangible asset                                317,750             -
Accrued interest receivable and other
 assets                                       1,225,813       880,904
                                           ------------- -------------

    Total assets                           $182,816,364  $159,058,479
                                           ============= =============

LIABILITIES
Deposits:
  Noninterest-bearing demand               $ 11,621,269  $  7,133,620
  Interest-bearing demand                    13,160,954     8,962,743
  Savings                                    38,940,343    39,667,717
  Certificates of deposit, net               78,565,210    67,387,021
                                           ------------- -------------
   Total deposits                           142,287,776   123,151,101
Federal Home Loan Bank advances              18,664,432    14,759,314
Subordinated debentures                       3,325,000     3,325,000
Capital lease obligations                       970,812       976,643
Accrued interest payable and other
 liabilities                                    701,498       801,954
                                           ------------- -------------
   Total liabilities                        165,949,518   143,014,012

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000
 shares authorized, none outstanding                  -             -
Common stock, no par value, 5,000,000
 shares authorized, 2,120,720 and
 2,118,000 shares issued and outstanding
 at September 30, 2004, and
 December 31, 2003, respectively             17,729,155    17,701,955
Accumulated deficit                            (707,585)   (1,555,585)
Accumulated other comprehensive income
 (loss)                                        (154,724)     (101,903)
                                           ------------- -------------
   Total shareholders' equity                16,866,846    16,044,467
                                           ------------- -------------

    Total liabilities and shareholders'
     equity                                $182,816,364  $159,058,479
                                           ============= =============


                           OHIO LEGACY CORP
                 CONSOLIDATED STATEMENTS OF OPERATIONS
    For the three and nine months ended September 30, 2004 and 2003

                  For the three months ended For the nine months ended
                        September 30,              September 30,
                  -------------------------- -------------------------
                      2004          2003         2004         2003
                  ------------- ------------ ------------ ------------
Interest income:
 Loans, including
  fees            $  2,075,429  $ 1,621,437  $ 5,862,717  $ 4,566,173
 Securities            311,123      278,570      981,559    1,072,785
 Interest-bearing
  deposits and
  federal funds
  sold                  40,240       23,664       91,048       87,180
                  ------------- ------------ ------------ ------------
  Total interest
   income            2,426,792    1,923,671    6,935,324    5,726,138

Interest expense:
 Deposits              672,052      770,067    2,142,855    2,397,339
 Other borrowings      237,229      111,346      659,076      331,063
                  ------------- ------------ ------------ ------------
  Total interest
   expense             909,281      881,413    2,801,931    2,728,402
                  ------------- ------------ ------------ ------------

Net interest
 income              1,517,511    1,042,258    4,133,393    2,997,736

Provision for
 loan losses            71,000      146,000      306,000      303,500
                  ------------- ------------ ------------ ------------

Net interest
 income after
 provision for
 loan losses         1,446,511      896,258    3,827,393    2,694,236

Noninterest
 income:
 Service charges
  and other fees       110,335       89,094      310,700      241,350
 Gain (loss) on
  sales of
  securities, net       (5,237)      41,753        7,910      116,242
 Other income            2,610        3,145        7,167        8,121
                  ------------- ------------ ------------ ------------
  Total
   noninterest
   income              107,708      133,992      325,777      365,713

Noninterest
 expense:
 Salaries and
  benefits             531,797      423,008    1,482,402    1,159,050
 Occupancy and
  equipment            166,591      143,459      468,051      420,430
 Professional fees     109,288       80,707      305,911      290,512
 Franchise tax          56,034       44,921      177,440      139,918
 Data processing       111,819       84,616      323,311      237,192
 Marketing and
  advertising           38,416       22,860      122,069       76,757
 Stationery and
  supplies              28,756       21,299       67,717       61,394
 Amortization of
  intangible asset       9,042            -        9,042            -
 Other expenses        102,476       84,380      349,227      253,696
                  ------------- ------------ ------------ ------------
  Total
   noninterest
   expense           1,154,219      905,250    3,305,170    2,638,949
                  ------------- ------------ ------------ ------------

Earnings before
 income tax
 expense               400,000      125,000      848,000      421,000

Income tax
 expense                     -            -            -            -
                  ------------- ------------ ------------ ------------

Net earnings      $    400,000  $   125,000  $   848,000  $   421,000
                  ============= ============ ============ ============

Basic earnings
 per share        $       0.19  $      0.06  $      0.40  $      0.20
Diluted earnings
 per share        $       0.19  $      0.06  $      0.39  $      0.20

Basic weighted
 average shares
 outstanding         2,120,720    2,115,700    2,119,540    2,106,359
Diluted weighted
 average shares
 outstanding         2,156,897    2,119,627    2,172,605    2,108,479


                           OHIO LEGACY CORP
                       QUARTERLY BALANCE SHEETS
                        (Dollars in thousands)

                                 2004                     2003
                     ----------------------------- -------------------
                     Sept. 30   June 30  March 31   Dec. 31  Sept. 30
                     --------- --------- --------- --------- ---------

Cash and cash
 equivalents         $ 14,756  $  6,760  $ 11,541  $  8,185  $ 13,533
Securities             33,522    33,054    36,754    38,055    29,972
Loans, net of fees    130,745   129,405   117,463   109,914   100,536
Allowance for loan
 losses                (1,288)   (1,226)   (1,189)   (1,122)   (1,063)
Premises and
 equipment, net         2,170     1,935     1,988     2,036     2,066
Core deposit
 intangible               318         -         -         -         -
Other assets            2,593     2,603     2,293     1,990     1,920
                     --------- --------- --------- --------- ---------
 Total assets        $182,816  $172,531  $168,850  $159,058  $146,964
                     ========= ========= ========= ========= =========

Noninterest-bearing
 demand              $ 11,621  $  7,800  $  7,095  $  7,133  $  6,028
Interest-bearing
 demand                13,161    11,702     9,214     8,963     8,622
Savings                38,941    38,987    38,443    39,668    42,361
Certificates of
 deposit               78,565    70,228    73,071    67,387    64,227
                     --------- --------- --------- --------- ---------
  Total deposits      142,288   128,717   127,823   123,151   121,238
Other borrowings       22,960    27,329    23,697    19,061     9,304
Other liabilities         701       685       777       802       673
                     --------- --------- --------- --------- ---------
   Total liabilities  165,949   156,731   152,297   143,014   131,215
Shareholders' equity   16,867    15,800    16,553    16,044    15,749
                     --------- --------- --------- --------- ---------
   Total liabilities
    and
    shareholders'
    equity           $182,816  $172,531  $168,850  $159,058  $146,964
                     ========= ========= ========= ========= =========

LOAN PORTFOLIO:
---------------
Commercial           $ 11,751  $ 11,733  $ 11,491  $ 12,699  $ 12,600
Residential real
 estate                49,459    48,449    43,865    42,511    38,564
Multifamily
 residential           10,119    10,049     9,690     8,121     6,255
Commercial real
 estate                33,856    32,338    28,206    24,457    23,342
Construction           13,591    15,331    13,104    11,791     8,990
Consumer and home
 equity                12,127    11,677    11,286    10,511    10,952
Net deferred loan
 fees                    (158)     (172)     (179)     (176)     (167)
                     --------- --------- --------- --------- ---------
   Loans             $130,745  $129,405  $117,463  $109,914  $100,536
                     ========= ========= ========= ========= =========

QUARTERLY AVERAGES:
-------------------
Fed funds and
 securities (1)      $ 40,794  $ 40,745  $ 43,815  $ 36,135  $ 41,890
Loans                 131,248   125,102   111,273   106,260    93,287
Total interest-
 earning assets       172,042   165,847   155,088   142,395   135,177
Total assets          178,296   172,672   161,396   148,516   142,019
Total assets, year
 to date              170,997   167,036   161,396   141,946   139,617
Interest-bearing
 deposits             124,158   123,176   117,658   115,275   113,942
Other borrowings and
 leases                27,982    25,203    19,903    10,682     4,694
Total interest-
 bearing liabilities  152,140   148,379   137,561   125,957   118,636
Shareholders' equity   16,235    16,093    16,182    15,856    16,394
Shareholders'
 equity, year to
 date                  16,167    16,139    16,182    16,007    16,057

(1) Includes federal agency stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions


                           OHIO LEGACY CORP
                  QUARTERLY STATEMENTS OF OPERATIONS
           (In thousands, except per share data and ratios)

                                      2004                  2003
                           -------------------------- ----------------
For the three months ended Sept. 30 June 30  March 31 Dec. 31 Sept. 30
                           -------- -------- -------- ------- --------

Interest income            $ 2,427  $ 2,321  $ 2,188  $2,071  $ 1,923
Interest expense              (910)    (956)    (937)   (898)    (881)
                           -------- -------- -------- ------- --------
 Net interest income         1,517    1,365    1,251   1,173    1,042
Provision for loan losses      (71)    (150)     (85)   (114)    (146)
Gain (Loss) on sales of
 securities                     (5)       -       13      (3)      42
Noninterest income             113      115       90     105       92
Noninterest expense         (1,154)  (1,104)  (1,047)   (973)    (905)
                           -------- -------- -------- ------- --------
   Net income              $   400  $   226  $   222  $  188  $   125
                           ======== ======== ======== ======= ========

Income per share, diluted  $  0.19  $  0.10  $  0.10  $ 0.08  $  0.06
Common and dilutive
 shares, avg.                2,157    2,181    2,181   2,178    2,120

SELECTED RATIOS:
----------------
Net interest margin (1)       3.52%    3.28%    3.23%   3.28%    3.06%
Yield on interest-earning
 assets                       5.58     5.59     5.66    5.77     5.67
Cost of funds                 2.37     2.58     2.73    2.84     2.95
Interest rate spread (2)      3.21     3.01     2.93    2.93     2.72
Efficiency ratio (3)         70.80    74.59    78.09   76.00    79.70
Allowance as a percent of
 loans                        0.98     0.95     1.01    1.02     1.06
Net loans as a percent of
 deposits                    90.98    99.58    90.96   88.34    82.00
Annualized net charge-offs
 to loans                     0.03     0.36     0.06    0.21     0.20
Annualized noninterest
 income to average assets
 (4)                          0.25     0.27     0.22    0.29     0.26
Annualized noninterest
 expense to average assets    2.58     2.56     2.60    2.61     2.54
Annualized return on
 average assets               0.89     0.52     0.55    0.51     0.35
Annualized return on
 average equity               9.86     5.62     5.49    4.74     3.05

(1) Net interest income, annualized, divided by average interest-earning assets for the period
(2) Difference between the yield on interest-earning assets and the cost of funds
(3) Noninterest expense divided by net interest income and noninterest income, excluding gains on securities sales
(4) Excludes gains on securities sales


    CONTACT: Ohio Legacy Corp
             L. Dwight Douce or Eric S. Nadeau, 330-263-1955 http://www.ohiolegacycorp.com